Filed by Federated MDT Series

Pursuant to Rule 425 under the Securities Act of 1933 and deemed filed pursuant to Rule 14a-12 of the Securities Act of 1934

Subject Company: Federated MDT Balanced Fund
Commission File No. 811-21904






          Q&A FOR THE MANAGED ALLOCATION FUNDS PROPOSED MERGERS INTO
                          FEDERATED MDT BALANCED FUND
                            FINAL -SEPTEMBER 4, 2007
                          FOR FEDERATED INTERNAL USE ONLY


The Board of Trustees of Federated Managed Allocation Portfolio's approved the merger of Federated Conservative Allocation Fund (FCOAF), Federated Moderate Allocation Fund (FMAF) and Federated Growth Allocation Fund (FGAF) into Federated MDT Balanced Fund at their May 2007 meeting. Each merger is contingent upon the approval of the shareholders of the applicable Managed Allocation Fund. Proxy statements are scheduled to be mailed to shareholders by September 7, 2007 with the shareholder meeting scheduled for October 19, 2007. The mergers are scheduled to occur on October 26, 2007.

QUESTION AND ANSWER:
WHY ARE THE MERGERS BEING PROPOSED?
   Over the past several years their have been efforts to increase the sales of the Managed Allocation Funds. However despite these efforts the funds have continued to experience net redemptions. As a result we are asking the shareholders of all 3 Managed Allocation Funds to approve "reorganizationing" into Federated MDT Balanced Fund (FMDTBF). FMDTBF has a similar investment strategy, investing in a balance of stocks and bonds, and has had an attractive performance track record. See the total returns listed below.

HOW WILL THE CLASSES BE MAPPED/MERGED INTO FEDERATED MDT BALANCED FUND?
   Institutional Shares (IS) from all 3 Managed Allocation Portfolio's will be merged in the Class A (at NAV) shares of Federated MDT Balanced Fund.
   Select Shares (SEL) from all 3 Managed Allocation Portfolio's will be merged in the Class C shares of Federated MDT Balanced Fund.

WHAT ABOUT FUND PERFORMANCE?
   The performance history of Federated MDT Balanced Fund will survive post-reorganization. The following chart shows performance comparison as of 6/30/07 (no-load Total Return) for Class A (FMDTBF)/Institutional Shares (Managed Allocation Funds) and Class C (FMDTBF)/Select shares (Managed Allocation Funds).

AVERAGE ANNUAL TOTAL RETURNS
AS OF 6/30/07
Class A/IS      FED MDT        Fed Conservative       Fed Moderate           Fed Growth
                BALANCED FUND  Allocation Fund        Allocation Fund        Allocation Fund
       12 Month    12.20%        14.25%                 18.70%                   22.89%
         3 Year    10.88%        7.33%                  9.25%                    10.89%
Since Inception    13.39%*       6.62%                  7.42%                    7.33%
 Inception Date     9/05          5/94                   5/94                     5/94

The 5 and 10 year annual total returns for FCOAF, FMAF and FGAF respectively are: 7.33%, 5.57%, 8.87%, 5.68%, 9.95%, and 5.35%


   Class C /SEL ED MDT        Fed Conservative       Fed Moderate           Fed Growth
                BALANCED FUND  Allocation Fund        Allocation Fund        Allocation Fun
       12 Month    11.24%         13.34%                 17.88%                  21.84%
         3 Year    10.00%         6.54%                  8.49%                   10.07%
Since Inception    12.51%*        5.88%                  6.68%                   6.57%
 Inception Date     9/05           5/94                   5/94                    5/94

The 5 and 10 year annual total returns for FCOAF, FMAF and FGAF respectively are: 6.58%, 4.83%, 8.14%, 4.95%, 8.84%, and 4.59%.
      Source: Finders
   Performance data quoted represents past performance which is no guarantee of future results. Investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Mutual fund performance changes over time and may be lower or higher than what is stated. To view performance current to the most recent month-end and after-tax returns, visit FederatedInvestors.com.
   Performance shown is before taxes.
   *The Federated MDT Balanced Fund is the successor to the MDT Balanced Fund pursuant to a reorganization that took place on December 8, 2006. Prior to that date, the fund had no investment operations. Accordingly, the performance information provided is historical information of the MDT Balanced Fund. Returns shown for Class A and C Shares (inception date 9/15/05) for the periods prior to their inception are derived from the historical performance of Institutional Class of the fund during such periods and have been adjusted to reflect the higher total annual operating expenses of each specific class.

WHAT IS THE IMPACT TO SHAREHOLDERS?
   Shareholders will continue to be invested in a diversified portfolio that is allocated between stocks and bonds. However there are some differences in the investment strategy (see N-14 for comparison). The mergers are anticipated to be a tax-free reorganization with the shareholder in most cases moving into a lower net fee fund/class. All capital gains and income will be distributed to shareholders of the Managed Allocation Funds prior to the mergers.

WHAT IS THE IMPACT ON EXPENSES?
    All fund/class mergers with the exception of FMAF will experience a decrease in fund net expenses. Shareholders of the Select Services share class of Federated Moderate Allocation Fund (FMAF) will be moving into a Fund with slightly higher expenses (.02 bp). The current net expenses (after waivers) are shown below for each of the Managed Allocation Funds plus the current and anticipated post merger expenses for the Federated MDT Balanced Fund. (The post merger expenses assume that all proposed mergers are consummated)

----------------------------------------------------------------
|                                       |Class A/IS|Class C/SEL|
----------------------------------------------------------------
|FED MDT BALANCED FUND                  |          |           |
|               ACTUAL /CURRENT EXPENSES|  1.42%   |2.17%      |
|                  PRO FORMA POST MERGER|  1.33%   |2.08%      |
----------------------------------------------------------------
|Actual Fed Conservative Allocation Fund|  1.46%   |2.16%      |
----------------------------------------------------------------
|Actual Fed Moderate Allocation Fund    |  1.36%   |2.06%      |
----------------------------------------------------------------
|Actual Fed Growth Allocation Fund      |  1.62%   |2.32%      |
----------------------------------------------------------------

WHAT IS THE TIMING?
   The proxy was filed with the SEC on July 20 and should be mailed by September 7, 2007.
   The Shareholder record date will be August 20, 2007
   A solicitor will be used and is scheduled to begin calling shareholders a few weeks after the proxy is mailed.
   Shareholder meeting date is October 19, 2007 and the mergers are scheduled to occur at the close of business on October 26, 2007.

SYMBOLS, FUND NUMBERS AND CUSIPS
   Here are the symbols and fund numbers for the Class A and C shares of the Federated MDT Balanced Fund:
                 Class A     Class C
 NASDAQ Symbol    BAFAX       BAFCX
   Fund Number     308         202
         Cusip 314212-88-7 314212-86-1


Federated Securities Corp., Distributor
07-249147 (8/07)


CONFIDENTIAL - FOR INTERNAL USE ONLY - NOT TO BE SENT TO
CLIENTS/REPORTERS/ANALYSTS

Federated Conservative Allocation Fund, Federated Moderate Allocation Fund and Federated Growth Allocation Fund, portfolios of Federated Managed Allocation Portfolios (ICA No. 811-7129) , together with Federated MDT Balanced Fund, a portfolio of Federated MDT Series("Rochdale"), has filed a proxy statement/prospectus and other relevant documents, concerning the planned transitions with the United States Securities and Exchange Commission (the "SEC").

INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PLANNED TRANSITION, OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSITION AND RELATED MATTERS. Investors will be able to obtain these documents free of charge at the SEC Web site (www.sec.gov). In addition, documents filed with the SEC by Federated, are available free of charge at 1-800-341-7400.



1
        INSTITUTIONAL SALES MATERIAL.  Not to be shown to the public.
                                  8.2.2007